UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 31, 2021

180 LIFE SCIENCES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38105	81-3832378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 El Camino Real, Bldg. 4, Suite 200 Palo Alto, CA	94306
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 507-0669

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ATNF	The NASDAQ Stock Market LLC
Warrants to purchase shares of Common Stock	ATNFW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Settlement Agreement

On July 31, 2021, 180 Life Sciences Corp. (the “Company”) entered into a Mutual Release and Settlement Agreement (the “Settlement”) with Alpha Capital Anstalt (“Alpha”). The Settlement related to certain disputes which had arisen between the parties relating to the terms of a Securities Purchase Agreement entered into with Alpha (the “SPA”), and a 10% Senior Secured Convertible Promissory Note issued to Alpha, on or around September 8, 2020, in the original principal amount of $1,111,111 (the “Note”), which had been partially converted into common stock by Alpha, and amounts due thereunder in connection with certain defaults which had occurred.

Pursuant to the Settlement, in full and complete consideration for all amounts currently owed by the Company under the Note and related agreements, including the SPA, including all penalties, fees and other costs or expenses, including, but not limited to, events of default, Alpha agreed to exchange the Note for 150,000 shares of the Company’s common stock (“Conversion Shares”) and a warrant (the “Warrant”) to purchase 25,000 shares of the Company’s common stock. Each of the parties to the Settlement also provided full releases to each other and their affiliates (subject to certain exceptions). We agreed to register all of the Conversion Shares and prior shares converted under the Note and the shares issuable upon exercise of the Warrant, on a registration statement to be filed no later than August 2, 2021.

The Warrant provides Alpha or its assigns the right to purchase 25,000 shares of common stock at an exercise price of $7.07 per share (the closing sales price of the Company’s common stock on July 29, 2021, the date before the entry into the Settlement), at any time prior to August 2, 2024. The Warrant can be exercised on a cashless basis if when exercised the shares underlying the Warrant are not registered with the Securities and Exchange Commission. The exercise of the warrant is subject to a 4.99% ownership limitation, which may be increased to up to 9.99% with at least 61 days prior written notice by the holder.

The foregoing summary of the material terms of the Settlement and Warrant is not complete and is qualified in its entirety by reference to the full text thereof, copies of which are filed herewith as Exhibits 10.1 and 4.1, respectively, and incorporated by reference in this Item 1.01.

Item 3.02. Unregistered Sales of Equity Securities

We claim an exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), for the exchange of the Note for the Conversion Shares and Warrant and the issuance of the Conversion Shares and Warrant, as the securities were exchanged by us with our existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

4.1*	Common Stock Purchase Warrant dated July 31, 2021, to purchase 25,000 shares of common stock of 180 Life Sciences Corp., granted to Alpha Capital Anstalt
10.1*	Mutual Release and Settlement Agreement dated July 31, 2021, issued by 180 Life Sciences Corp. to Alpha Capital Anstalt

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2021

180 LIFE SCIENCES CORP.

By:	/s/ James N. Woody, M.D., Ph.D.
Name: James N. Woody, M.D., Ph.D.
Title: Chief Executive Officer